News Release

Woodward Governor Company
1000 East Drake Road
Fort Collins, Colorado 80525, USA
Tel: 970-482-5811
Fax: 970-498-3058

FOR IMMEDIATE RELEASE

CONTACT:	Rose Briani-Burden Business Communications

815-639-6282

Woodward Announces Changes to Financial Reporting Segments

Fort Collins, Colo., November 9, 2007—Woodward Governor Company (Nasdaq: WGOV) today announced that it will change the segments used in its financial reporting to reflect a new operating structure. Beginning with the fourth quarter report for fiscal 2007, which ended September 30, 2007, the company’s financial reporting will reflect the new segment structure.

Woodward will report under the following business segments: Turbine Systems, Engine Systems, and Electrical Power Systems.

“This new business structure more directly aligns our operating segments with our markets and customers,” explained Tom Gendron, Woodward President and Chief Executive Officer. “We believe our new segment structure will establish more direct lines of reporting responsibilities, speed decision making and enhance our ability to pursue strategic growth opportunities.”

Turbine Systems will combine the former Aircraft Engine Systems business segment with the industrial gas turbine business previously included in the Industrial Controls segment. The markets for these businesses are comprised of similar customers and technologies. Marty Glass, Group Vice President, Turbine Systems, will be responsible for this segment. Mr. Glass has been with Woodward since 1975. The business is headquartered in Rockford, Illinois.

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Engine Systems, formerly part of the Industrial Controls business segment, will focus on the reciprocating engine market and its network of original equipment manufacturers, dealers, affiliated packagers and distribution. Steam turbine operations will be included in this business segment to leverage activity at Woodward’s global sites and distribution network. Dennis Benning, Group Vice President, Engine Systems, will be responsible for this segment. Mr. Benning has been with Woodward since 1984. Engine Systems is headquartered in Fort Collins, Colorado.

Electrical Power Systems, also formerly included in the Industrial Controls business segment, will focus on electrical power generation, distribution, conversion (predominately wind power) and quality using digital controls and inverter technologies. Gerhard Lauffer, Group Vice President, Electrical Power Systems, will be responsible for this segment. Mr. Lauffer has been with Woodward since 2002. Electrical Power Systems is located in Stuttgart, Germany.

“The strength of our management team is a tremendous Woodward asset,” concluded Mr. Gendron. “Our new business segments are led by individuals with exceptional leadership skills who intuitively understand their customers and their businesses.”

The changed segment reporting is in accordance with Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information. Woodward will also make other minor modifications to further enhance financial reporting transparency, with the inclusion of certain costs, primarily information technology costs, previously reported as non-segment now being included in the operating business segments.

Financial Information

Restated financial segment information for fiscal years 2005 and 2006 and the first three quarters of fiscal 2007, reported under the revised segment reporting structure, will be available in our Current Report on Form 8-K filed with the SEC. This Form 8-K will also be available on Woodward’s website at www.woodward.com.

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About Woodward

Woodward is the largest independent designer, manufacturer, and service provider of energy control and optimization solutions for aircraft engines, industrial engines and turbines, and electrical power equipment. The company’s innovative fluid energy, combustion control, electrical energy, and motion control systems help customers offer cleaner, more reliable, and cost-effective equipment. Woodward is headquartered in Fort Collins, Colorado USA and serves global markets in aerospace, power and process industries, and transportation. Visit our website at www.woodward.com.

The statements in this release concerning the company’s future sales, earnings, business performance, prospects, the enhancement of direct lines of reporting responsibilities, decision making speed, financial reporting transparency and the company’s ability to pursue strategic growth opportunities, and the economy in general reflect current expectations and are forward-looking statements that involve risks and uncertainties. Actual results could differ materially from projections or any other forward-looking statement and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward’s Annual Report on Form 10-K and Form 10-Q for the quarters ended December 31, 2006 and March 31 and June 30, 2007.

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